SCHEDULE 14C
                                (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                          Securities Exchange Act of 1934

Check the appropriate box:

[x]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only
[ ]  Definitive Information Statement


                              Telco-Technology, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Price per unit or other underlying value of transaction pursuant to
   Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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   [ ]   Fee paid previously with preliminary materials.

   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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   2) Form, Schedule or Registration Statement No.:

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   3) Filing Party:

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   4) Date Filed:

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                             Telco-Technology, Inc.
                         111 Howard Street, Suite 108
                        Mt. Arlington, New Jersey 07856


                            INFORMATION STATEMENT



To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Telco-Technology, Inc. have given their written consent to a resolution adopted by the Board of Directors of Telco-Technology to amend the certificate of incorporation of Telco-Technology so as (1) to change the name of the company to "GreenWorks Corporation" and (2) to effect a reverse split of Telco-Technology's outstanding Common Stock in the ratio of 1:50. We anticipate that this Information Statement will be mailed on December 7, 2004 to shareholders of record. On or after December 27, 2004, the amendment to the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Telco-Technology will not hold a meeting of its shareholders to consider or vote upon the amendment of Telco-Technology's certificate of incorporation.



                      WE ARE NOT ASKING YOU FOR A PROXY.
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.



December 7, 2004                                   JAMES L. GRAINER, President

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           VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on November 19, 2004 (the "Record Date"). On the Record Date, the authorized voting stock consisted of 200,000,000 shares of common stock, par value $0.001, and 1,000,000 shares of Series A Preferred Stock. Each share of common stock is entitled to one vote; each share of Series A Preferred Stock is entitled to one hundred votes. On the Record Date, there were 29,877,722 shares of common stock and 1,000,000 shares of Series A Preferred Stock issued, outstanding and entitled to vote.

     The following table sets forth the number of Telco-Technology shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of either class of Telco-Technology's voting stock, as well as the ownership of such shares by the sole director of Telco-Technology.

                               Amount of           Aggregate
Name and Address of       Beneficial Ownership  Percent of Class  Percent of
Beneficial Owner         Common      Preferred  Common Preferred  Voting Power
------------------------------------------------------------------------------
James L. Grainer                --          --       0%       0%        0%

Greenspace Capital, LLC  7,033,938     500,000    23.5%      50%     43.9%
P.O. Box 284
Mt. Arlington, NJ 07856

Acutus Capital, LLC      7,033,938     500,000    23.5%      50%     43.9%
411 Hackensack Ave.
Hackensack, NJ 07601



               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Telco-Technology has unanimously adopted a resolution to change the name of the corporation from "Telco-Technology, Inc." to "GreenWorks Corporation" The holders of shares representing a majority of Telco-Technology's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after December 27, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The name change has been approved because the new name better represents the corporation's business. The corporation is now a holding company whose only subsidiary is engaged in the business of providing consulting, technical, engineering and construction services to alleviate the environmental problems of its clients.


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     Certificates for the corporation's common stock that recite the name
"Telco-Technology, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "GreenWorks Corporation" after the Effective Date, he may do so by surrendering his certificate to Telco-Technology's transfer agent with a request for a replacement certificate and the
appropriate stock transfer fee.   Telco-Technology's transfer agent is:

                      Olde Monmouth Stock Transfer Co.
                            200 Memorial Parkway
                        Atlantic Highlands, NJ 07716
                         Telephone: (732) 872-2727
                            Fax: (732) 872-2728

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION
             TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Telco-Technology has unanimously adopted a resolution to file an amendment to Telco-Technology's Certificate of Incorporation that will effect a reverse split of Telco-Technology's common stock at the ratio of 1:50 (the "Reverse Split"). The holders of shares representing a majority of Telco-Technology voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after December 27, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Certificate of Incorporation provides that each 50 shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of Telco-Technology common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive cash based on a price of $1.70 per share of New Common Stock.

                Reasons for Approving the Reverse Stock Split

     Telco-Technology intends to seek additional financing to fund its plan for continued growth. The Board of Directors has reviewed various alternatives for additional financing and has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve Telco-Technology's prospects for obtaining additional financing. It is hoped that the Reverse Split will increase the per share market price of the common stock.

     Recently, the market price for Telco-Technology' common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split.

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                   General Effect of the Reverse Split

     The New Common Stock will not be different from the common stock held by Telco-Technology's shareholders prior to the Reverse Split. The holders of the New Common Stock will have the same relative rights following the Effective Date as they had before the Effective Date, except to the extent they are affected by the repurchase of fractional shares.

     The table below shows the cumulative effect on Telco-Technology's voting stock outstanding at November 19, 2004 of the Reverse Split. The column labeled "After Reverse" does not reflect any adjustments that may result from the repurchase of fractional shares. We cannot calculate at this time the number of fractional shares that will result from the Reverse Split.

                                            Prior to      After
                                            Reverse       Reverse
                                           -----------   -----------
     Common Stock:
      authorized.......................   200,000,000   200,000,000
      issued and outstanding...........    29,877,722       597,554
      issuable upon conversion of Series
       A Preferred Stock...............   100,000,000     2,000,000
     Total Voting Power................   129,877,722     2,597,554

     Voting Power of outstanding:
      Common Stock.....................          23.0%         23.0%
      Series A Preferred Stock.........          77.0%         77.0%


     Exchange of Stock Certificates and Liquidation of Fractional Shares

     On the Effective Date the outstanding certificates representing shares of Telco-Technology's common stock will be automatically converted into certificates representing shares of New Common Stock. Every shareholder who surrenders a certificate representing shares of common stock to Telco-Technology's transfer agent will receive a certificate representing the appropriate number of shares of New Common Stock, together with a cash payment in lieu of a fractional share, if any. The transfer agent will charge the shareholders its standard fee for issuing a replacement certificate. Telco-Technology's transfer agent is Olde Monmouth Stock Transfer Co. Its address and telephone number appear earlier in this Information Statement.

                           No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the any of the transactions described in this Information Statement.

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